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                             [MILBERG WEISS BERSHAD
                         HYNES & LERACH LLP LETTERHEAD]

                                                                     Exhibit 5


Arnold N. Bressler
ANB@MWBHLNY.COM
                                                              January 15, 2002


Diversified Security Solutions, Inc.
280 Midland Avenue
Saddle Brook, New Jersey 07663

         Re:      Diversified Security Solutions, Inc.
                  Registration Statement on Form S-8
                  -----------------------------------

Ladies and Gentlemen:

         We have acted as counsel for Diversified Security Solutions, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form S-8, under the Securities Act of 1933, relating to the sale of 500,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") by the Company.

         We have examined the Certificate of Incorporation and the By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, forms of certificates evidencing the Common Stock, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

         As to various questions of fact material to this opinion, we have relied upon statements and certificates and representatives of the Company and others.





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January 15, 2002
Page - 2 -



         Based on the foregoing, we are of the opinion that the 500,000 shares of Common Stock will, upon sale thereof in the manner contemplated by the Registration Statement, be legally issued, fully paid and nonassessable.

         We hereby consent to your filing a copy of this opinion as an Exhibit to the Registration Statement.


                                          Very truly yours,

                                          MILBERG WEISS BERSHAD
                                               HYNES & LERACH LLP



                                          By:  /s/ Arnold N. Bressler
                                              -----------------------------
                                                   Arnold N. Bressler
                                                   A member of the firm